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                                                                    Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1996 (except for the matters discussed in Note 2(l), 5, 8, 9(c), 9(d), 11(a) and 11(d) as to which the dates are June 20, 1996, May 7, 1996, May 21, 1996, July 5, 1996, March 15, 1996, May 11, 1996 and June 13, 1996, respectively) included in Selfcare, Inc. Form SB-2 for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                                ARTHUR ANDERSEN LLP

Boston, Massachusetts,
December 10, 1996